Exhibit 99.2

HEWLETT-PACKARD COMPANY

EXCESS BENEFIT RETIREMENT PLAN

Amended and restated as of January 1, 2005

1.             Establishment and Purpose of Plan

The Hewlett-Packard Company Excess Benefit Retirement Plan was originally established effective November 1, 1983.  The purpose of the Plan is to provide supplemental retirement benefits to certain employees that are not able to be provided under the Hewlett-Packard Company Deferred Profit Sharing Plan (“DPSP”) and/or the Hewlett-Packard Company Retirement Plan (“RP”) due to of the limits imposed by Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan was last restated as of November 1, 1999, and is restated as set forth herein, effective January 1, 2005 to comply with the requirements of Section 409A of the Code.

2.             Definitions

The capitalized terms used in the Plan but not defined here are defined as under the DPSP or the RP.

(a)           “Committee” means the HR and Compensation Committee of HP’s Board of Directors.

(b)           “DPSP Account” means the separate account established for each Participant under the DPSP to which has been allocated that Participant’s DPSP Contributions.

(c)           “DPSP Contributions” means the amount of Company Contributions, Separation Contributions and Forfeitures made to a Participant’s Account under the DPSP for any Plan Year ending on or before October 31, 1993.

(d)           “Excess DPSP Account” means a bookkeeping account to which is credited all Excess DPSP Contributions and investment earnings, as provided in Section 4.

(e)           “Excess DPSP Contributions” means the amount not able to have been contributed to the DPSP on behalf of a Participant due the limitations imposed by Section 415 of the Code and Section 401(a)(17) of the Code.

(f)            “Excess Benefit” means the benefit payable to a Participant or Beneficiary from this Plan, as determined under Section 5.

(g)           “Excess RP Benefit” means the benefit not able to be paid to a Participant from the RP due to the limitations of Section 415 and Section 401(a)(17) of the Code.  Upon the death of a Participant before his or her Termination, the “Excess RP Benefit” due to a Beneficiary from this Plan shall be the amount not able to be paid under Section 7(a) of the RP due to the limitations of Section 415 or Section 401(a)(17) of the Code, except that “100%” shall be substituted for “50%” in Section 7(b) of the RP.

(h)           “HP” means the Hewlett-Packard Company or any successor corporation or other entity.

(i)            “Key Employee” means a Participant who is treated as a “specified employee” under Section 409A of the Code.  For any calendar year, the Key Employee status of a Participant shall be determined during the 12-month period ending on the September 30 immediately before the beginning of such calendar year.

(j)            “Participant” means an individual meeting the requirements of Section 3(a).

(k)           “Plan” means the Hewlett-Packard Company Excess Benefit Retirement Plan, as it may be amended from time to time.

(l)            “Plan Committee” means the committee to which the Committee delegates certain authority for various HP compensation and benefit matters.

(m)          “RP Benefit” shall mean the benefit due to a Participant under the RP as of the date of his or her Termination, calculated as if the Participant elected receipt of the RP and/or DPSP benefit as of such date.  In the case of a Participant who dies before Termination, the benefit payable to his or her Beneficiary under the RP shall be calculated as if the amount payable under the RP were 100% (and not 50%) of the lump sum Actuarially Equivalent value of the Retirement Benefit or Termination Benefit (as those terms are defined in the RP).  Nothing in the preceding sentence is intended to increase any amount otherwise payable from the RP.

(n)           “Termination” means a Participant’s “separation from service,” as defined under Section 409A of the Code, with respect to all members of the Affiliated Group that includes HP.

3.             Participation

(a)           General Rule.   Any individual who is a Participant in the DPSP and/or the RP and who is or was unable to receive the full contributions or benefits otherwise provided under those plans by reason of the limitations of Section 415 and Section 401(a)(17) of the Code shall automatically be a Participant in this Plan.

(b)           Termination of Participation.  An individual shall cease to be a Participant as of the date when no further benefits are due or payable to him or her under the terms of the Plan.  In addition to participation terminating as a result of a distribution of all benefits due under the Plan, termination of participation may occur as a result of an increase in the Section 415 or Section 401(a)(17) limitations of the Code, or a decrease in a Participant’s compensation taken into account under the RP.

4.             Excess Benefit

(a)           Calculation of Benefit.   The amount payable from this Plan, if any, shall be called the “Excess Benefit” and shall be determined as of the date of a Participant’s Termination as follows:

(i)            The greater of the RP Benefit or the DPSP Account, each calculated without regard to the limits of Section 415 and Section 401(a)(17) of the Code (and each expressed as a single life annuity commencing on date of Termination), minus

(ii)           The RP Benefit (expressed as a single life annuity commencing on date of Termination).

(b)           Benefit Amount upon Death of Participant.  Upon the death of a Participant who dies before his or her Termination, the Excess Benefit shall be determined as if the Survivor or Termination Benefit determined under the RP were payable at 100% instead of 50% of the Actuarial Equivalent benefit, although nothing in this Section is intended to increase to 100% the Survivor or Termination Benefit payable under the RP, or to pay the difference between a 50% and 100% Survivor or Termination Benefit under the RP from this Plan.

(c)             Establishment of Excess Benefit Account.  A Participant’s Excess Benefit shall be converted to a lump sum equivalent as of the date of the Participant’s Termination, using the same actuarial factors that are used to convert an RP benefit from an annuity to a lump sum, which amount shall be credited to a bookkeeping entry, called an Excess Benefit Account, on behalf of such Participant.

(d)           Crediting of Earnings.  From June 1, 2000 through December 31, 2007, each Excess Benefit Account shall be credited with earnings, including gains and losses, as if invested in the DPSP.  Effective January 1, 2008, each Excess Benefit Account shall be credited with earnings, including gains and losses, as if invested in the Stable Value Fund of the HP 401(k) Plan.  Such crediting shall continue until all amounts in the Excess Benefit Account are paid out to the Participant or Beneficiary under the terms of this Plan.

5.             Distribution of Excess Benefit Account.

(a)           General Rule.  For Terminations occurring on and after January 1, 2006, and except for Key Employees or as may be otherwise elected under the remainder of this section, a Participant’s Excess Benefit Account shall be distributed to him or her in a single lump sum in January of the year following his or her Termination.

(b)           Delayed Distribution to Key Employees.  If payment under Section 6(a) would result in a distribution to a Key Employee within six months of such Termination, payment shall be made instead in the seventh month following such Termination (unless an election to defer payment has previously been filed by the Key Employee in accordance with the terms of the Plan).

(c)           Participants Eligible to Make a Deferral Election.  On and after January 1, 2006, a Participant (i) who is age 55 or older on his or her Termination date, and (ii) whose Excess Benefit Account is valued at more than $150,000 at the time it is established, may elect to defer receipt of his or her Excess Benefit Account for a term of years, in accordance with procedures established by HP.

(d)           Time for Making Deferral Election.  A Participant eligible to make a deferral election may do so by making an election during an election period specified by HP, which period shall end no later than December 31st of the year preceding the year of his or her Termination.

(e)           Period of Deferral and Form of Payment.  Any election to defer receipt of the Excess Benefit shall provide for an additional deferral period of no less than five years from the date that the distribution of the Excess Benefit would otherwise have been made in the absence of such a deferral, and shall not extend beyond the January following the year in which the Participant attains age 70-1/2.

Any such deferral election shall specify whether payment is to be made in a lump sum or 10-year installments.  In the case of installments, the amount of each annual installment shall be determined by dividing the unpaid balance as of the last day of the prior Plan Year by the number of annual payments remaining to be made.

(f)            Distribution upon the Death of a Participant.  Notwithstanding any election made by a Participant or any other Plan term, upon the death of a Participant prior to distribution of all amounts from his or her Excess Benefit Account, all remaining amounts in such Account (including, without limitation, any unpaid installments) shall be distributed to the Participant’s Beneficiary in a single lump sum in January of the year following such death.

(g)           Transition Rule for Pre-2005 Terminations.  Each Participant with a Termination date on or before December 31, 2004 shall have an Excess Benefit Account established for him or her as of February 1, 2006, if one has not already been established.  For a Participant for whom an Excess Benefit Account has not previously been established, such Account shall be established as if such Participant commenced receipt of his DPSP and/or RP benefits as of February 1, 2006, and interest shall be credited to such Account on and after that date.

For Participants with a Termination date on or before December 31, 2004 who will not attain age 55 on or before December 31, 2006, or whose Excess Benefit Account is less than $150,000 at the time of establishment, the Excess Benefit Account shall be paid in a lump sum in January of 2007.  All other such Participants may make an election during the 2006 calendar year, at a time and in accordance with procedures established by HP, to defer the receipt of amounts in their Excess Benefit Accounts to a time that is no earlier than January 2008, and no later than the January of the year following the year in which the Participant attains age 70-1/2.  An election made under this subsection shall specify whether payment is to be made in the form of a lump sum or installments over a period of two to 10 years.  If no election is made during this 2006 election period, payment shall be made in a lump sum in January of 2008.

For Participants with a Termination date on or before December 31, 2004 who are due to receive installment payments from an Excess Benefit Account in 2006 and/or 2007, such 2006 payment shall be made, but no such payments shall be made in 2007.  If elected, installment payments may again commence in January 2008.

(h)           Transition Rule for Terminations during 2005.  A Participant with a Termination date during the 2005 calendar year with an Excess Benefit Account in excess of $150,000 and who will attain age 55 on or before December 31, 2005 may make an election in 2005, in accordance with procedures established by HP, (i) to receive a lump sum payment of his or her Excess Benefit Account on or before December 31, 2005, or (ii) to defer payment of his or her Excess Benefit Account, for receipt no earlier than January 2007.  If a deferral election is made, such election shall specify whether payment is to be made in the form of a lump sum or 10-year installments.  If no election is made during this 2005 election period, payment shall be made in a lump sum in January of 2007.  A Participant who did not elect to commence his or her RP benefit during 2005 shall have an Excess Benefit Account established as of the date of his or her termination, for disposition according to this paragraph.

(i)            Transition Rule for Elections Made by Active Employees during 2005.  A Participant who is an active employee of HP as of December 31, 2005 may make an election on or before December 31, 2005 for distribution of his or her Excess Benefit Account as of a date certain, regardless of whether or not such Participant has incurred a Termination.  Such date certain shall be no earlier than January of 2007, and payment shall be made pursuant to such election regardless of whether or not the Participant has incurred a Termination as of such date.  Any such election shall specify whether payment is to be made in the form of a lump sum or 10-year installments.  In the event that such electing Participant has not incurred a Termination as of the time when payment is due, the Excess Benefit due from this Plan shall be calculated under Section 4 as if the Participant had a Termination as of the last day of the month preceding the month in which payment is scheduled to be made.  In the event the Participant continues to be an active employee of HP during and after the month in which the scheduled payment occurs, any

Excess Benefit due upon the Participant’s Termination shall be reduced by the actuarial equivalent of the amounts previously received.

(j)            Effect of Taxation.  If the Internal Revenue Service or a court of competent jurisdiction determines that the Plan benefits are includible in the gross income of a Participant under Code Section 409A prior to actual receipt of the benefits, HP shall immediately distribute the benefits found to be so includible to the Participant.

6.             Funding Policy and Method

This Plan shall be unfunded within the meaning of Section 201(2) of ERISA.  HP may establish a rabbi trust to support payment of its liabilities under this Plan but is not required to do so.

7.             Administration

The Plan Committee shall be responsible for the operation and administration of the Plan and for carrying out the provisions hereof.  The Plan Committee shall have the full authority and discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan.  Any such action taken by the Plan Committee shall be final and conclusive on any party.  The Plan Committee’s prior exercise of discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter.  The Plan Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by HP with respect to the Plan.  The Plan Committee may, from time to time, delegate to others, including employees of HP, such administrative duties as it sees fit.

8.             Claims and Appeals

(a)           Payment of Benefits.  The payment of benefits due under the Plan shall be made at such times and in such amounts as provided for under the terms of the Plan, and in accordance with any deferral elections that are determined to be valid under the terms of the Plan.  Each Participant and Beneficiary shall be obligated to keep HP informed as to his or her current address so that payments may be made as required.  The mailing of a payment to the last known mailing address of a Participant or Beneficiary shall be deemed full payment of the amount so mailed.

(b)           Denial of Claim.  A Participant or his authorized representative who believes that he or she is due a benefit that has not been paid may file a claim for benefits under the Plan.  Any claim must be in writing and submitted to the Plan Committee at such address as may be specified from time to time.  If the claim is denied, a written notice will be furnished to the claimant within 90 days after the date the claim was received.  If circumstances require a longer period, the claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after the expiration of the initial 90-day period.

(c)           Reasons for Denial.  A denial or partial denial of a claim will clearly set forth:

(i)            the specific reason or reasons for the denial;

(ii)           specific reference to pertinent Plan provisions on which the denial is based;

(iii)          a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)          an explanation of the procedure for review of the denied or partially denied claim set forth below, including the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

(d)           Review of Denial.  Upon denial of a claim, in whole or in part, a claimant or his duly authorized representative may request a full and fair review of the denied claim by filing a written notice of appeal with the Committee.  Any such appeal must be received by the Committee within 60 days of the date that the notice of the denied claim was received.  A claimant or the claimant’s authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and may submit issues and comments in writing, except for privileged or confidential documentation.  The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If the claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the claimant precluded from reasserting it.  If the claimant does file a request for review, his request must include a description of the issues and evidence he deems relevant.  Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

(e)           Decision Upon Review.  The Committee will provide a written decision on review.  If the claim is denied on review, the decision shall set forth:

(i)            the specific reason or reasons for the adverse determination;

(ii)           specific reference to pertinent Plan provisions on which the adverse determination is based;

(iii)          a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)          a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring a civil action under ERISA section 502(a).

A decision will be rendered at the next regularly-scheduled meeting of the Committee, unless the appeal is received within 30 days of the next meeting, in which case, a decision may be rendered no later than the next following regularly-scheduled meeting of the Committee.

(f)            Finality of Determinations; Exhaustion of Remedies.  To the extent permitted by law, decisions reached under the claims procedures set forth in this Section shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his remedies under this Section.  In any such legal action, the claimant may only present evidence and theories which the claimant presented during the claims procedure.  Any claims which the claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived.  Judicial review of a claimant’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the claimant presented during the claims procedure.  Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on the claim for benefits.  Notwithstanding the foregoing, in no event may a claimant initiate suit or legal action more than two years after the facts giving rise to the action occurred.  The foregoing limitations on suits or legal actions for benefits will apply in any forum where a claimant initiates such suit or legal action.

9.             Amendment and Termination of the Plan

HP reserves the right to amend or terminate the Plan at any time by resolution of the Committee.  Any amendment or termination of the Plan will not affect the entitlement of any Participant who terminates employment before the amendment or termination.  All benefits to which any Participant may be entitled shall be determined under the Plan as in effect at the time the Participant terminates employment and, except as to the method or rate at which investment earnings shall be credited to Excess Benefit Accounts, calculation of the Excess Benefit and establishment of the Excess Benefit Accounts shall not be affected by any subsequent change in the provisions of the Plan.  Participants will be given notice prior to the discontinuance of the Plan or reduction of any benefits provided by the Plan.

10.           General Provisions

(a)           Rights Unsecured.  The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of HP, and neither the Participant nor his Beneficiary shall have any preferred rights in or against any amount credited to any Excess Benefit Account or any other assets of HP.  The Plan at all times shall be considered entirely unfunded for tax purposes.  Any funds set aside by HP for the purpose of meetings its obligations under the Plan, including any amounts held by a trustee, shall continue for all purposes to be part of the general assets of HP and shall be available to its general creditors in the event of HP’s bankruptcy or insolvency.  HP’s obligation under this Plan shall be that of an unfunded and unsecured promise to pay money in the future.

(b)           Choice of Law.  To the extent not preempted by federal law, this Plan shall be interpreted and construed in accordance with the law of the State of Delaware.

(c)           Assignment.  The benefit payable under this Plan shall not be subject to assignment or alienation, and any attempt to do so shall be void.

(d)           Competency to Handle Benefits.  If, in the opinion of the Plan Committee, any person becomes unable to properly handle any property distributable to such person under the Plan, the Plan Committee may make any reasonable arrangement for the distribution of Plan benefits on such person’s behalf as it deems appropriate.  Any payment made under the preceding sentence will release HP from all further liability to the extent of the payment made.

(e)           Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

(f)            Tax Withholding.  Any amount may be withheld from any Excess Benefit Account or any other payment otherwise due under this Plan, if determined necessary or appropriate to comply with any Federal or state income, withholding or similar requirement of law.

(g)           No Employment Rights.  Nothing in the Plan, nor any action of the Committee, the Plan Committee or HP pursuant to the Plan, shall give any person any right to remain in the employ of HP or affect the right of HP to terminate a person’s employment at any time, with or without cause.

(h)           Determination of Beneficiary.  Each Participant may designate a Beneficiary or Beneficiaries in accordance with procedures established by HP, and only a Beneficiary designation submitted in accordance with such procedures and received by HP before the death of the Participant shall be a valid Beneficiary designation.  If there is no valid Beneficiary designation on file at the time of the Participant’s death, payment of his or her Excess Benefit Account shall be distributed as follows:  (i) to the Participant’s spouse; (ii) if no spouse is living at the time of such payment, then the Participant’s living children, in equal shares; (iii) if neither a spouse nor children are living, then the Participant’s living parents, in equal shares; (iv) if neither spouse, nor children, nor parents are living, then the Participant’s living brothers and sisters, in equal shares; (v) if none of the individuals described in (i) through (iv) are living, to the Participant’s estate.  A Participant’s domestic partner shall be considered his or her spouse for purposes of this paragraph.  HP shall determine a person’s status as a domestic partner in a uniform and nondiscriminatory manner.  Such a determination shall be binding and conclusive on all parties.

(i)            Domestic Relations Orders.  Notwithstanding any other provision of the Plan, all or a portion of a Participant’s Excess Benefit Account may be paid to another person as specified in a domestic relations order that HP determines is qualified (a “Qualified Domestic Relations Order”). For this purpose, a Qualified Domestic Relations Order means a judgment, decree, or order (including the approval of a settlement agreement) that:

(i)      is issued pursuant to a State’s domestic relations law;

(ii)     relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(iii)    creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

(iv)    provides for payment in an immediate lump sum as soon as practicable after HP determines that a Qualified Domestic Relations Order exists; and

(v)     meets such other requirements established by HP.

HP shall determine whether any document received by it is a Qualified Domestic Relations Order.  In making this determination, HP may consider the rules applicable to “domestic relations orders” under Code section 414(p) and ERISA section 206(d), and such other rules and procedures as it deems relevant.  If an order is determined to be a Qualified Domestic Relations Order, the amount to which the other person is entitled under the Order shall be paid in a single lump-sum payment as soon as practicable after such determination.

IN WITNESS WHEREOF, Hewlett-Packard Company has caused this restatement of the Hewlett-Packard Company Excess Benefit Retirement Plan to be executed this 17th day of November, 2005, effective as of January 1, 2005.

HEWLETT-PACKARD COMPANY

By:	/s/ Lawrence T. Babbio, Jr.
Lawrence T. Babbio, Jr.
Chair, HR and Compensation Committee